UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE PBSJ CORPORATION

(Name of Registrant as Specified In Its Charter)

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Notice of 2007

Annual Meeting

and

Proxy Statement

The PBSJ Corporation

5300 West Cypress Street, Suite 200, Tampa, FL 33607 (813) 282-7275

The PBSJ Corporation

5300 West Cypress Street, Suite 200

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	5:30 P.M., Central Daylight Time, on June 22, 2007
PLACE:	Hilton Austin 500 East 4th Street Austin, TX 78701

TERMS OF BUSINESS:	(1) To elect seven directors to serve for the ensuing year and until their successors are duly elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007.

(3) To authorize the Company to execute an agreement with a retiring shareholder to redeem shares of common stock over a four (4) year period.

(4) To consider any other matters that may properly come before the Annual Meeting.

RECORD DATE:	Holders of PBSJ common stock of record at the close of business on May 11, 2007 are entitled to vote at the Annual Meeting or any adjournment of the Annual Meeting.

By Order of the Board of Directors

Robert J. Paulsen,
Secretary
Tampa, Florida
May 31, 2007

Shareholders are cordially invited to attend the Annual Meeting in person. Please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting.

The PBSJ Corporation

5300 West Cypress Street, Suite 200

Tampa, Florida 33607

PROXY STATEMENT

For Annual Meeting of Shareholders

June 22, 2007

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of The PBSJ Corporation, a Florida corporation (“PBSJ” or the “Company”), for use at our Annual Meeting of Shareholders to be held on June 22, 2007, at 5:30 P.M., Central Daylight Time (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hilton Austin, 500 East 4th Street, Austin, TX 78701. We intend to mail this proxy statement and accompanying proxy card on or about May 31, 2007, to all Shareholders entitled to vote at the Annual Meeting.

ABOUT THE ANNUAL MEETING

Q: What is the purpose of the Annual Meeting?	A: At the Annual Meeting, shareholders will elect seven directors to serve for the ensuing year and until their successors are duly elected and qualified, vote to ratify the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm, and vote to authorize the Company to execute an agreement with a retiring shareholder to redeem his shares over a four year period.

Q: Who is entitled to vote at the Annual Meeting?	A: Only shareholders of record at the close of business on May 11, 2007, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or at a subsequent date if the Annual Meeting was adjourned or postponed.

Q: What are the voting rights of the holders of common stock?	A: Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

Q: How is a quorum determined?	A: Holders of a majority of the outstanding shares of common stock entitled to vote must be present, in person or by proxy, at the Annual Meeting to achieve the required quorum for the transaction of business. As of the record date, 6,666,161 shares of common stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of common stock representing at least 3,333,081 votes will be required to establish a quorum.

All votes will be tabulated by Wells Fargo Shareowner Services, the inspector of elections appointed for the Annual Meeting, who will separately count affirmative and negative votes, and abstentions. Proxies received but marked as abstentions (or refusals to vote) will be included in the calculation of the number of votes considered to be present at the Annual Meeting. If a quorum is not achieved, holders of the votes present, in person or by proxy, may adjourn the Annual Meeting to another date.

Q: How do I vote?	A: If you complete and sign the accompanying proxy card and return it to Wells Fargo Shareowner Services, it will be voted as you direct. If you are a registered shareholder and attend the Annual Meeting, you may vote in person or deliver your completed proxy card in person.

Q: Can I revoke my proxy later?	A: Yes. You have the right to revoke your proxy at any time before the Annual Meeting by:

(1) filing a written notice of revocation with our Corporate Secretary at our principal executive office (5300 West Cypress Street, Suite 200, Tampa, FL 33607);

(2) filing a properly executed proxy showing a later date with our Corporate Secretary at our principal executive office (see address immediately above); or

(3)    attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke the proxy).

         Wells Fargo representatives will be present at the meeting. In order to vote at the meeting, you will need to revoke your earlier proxy, provide identification to the Wells Fargo representative and receive a new ballot.

Q: How does the Board recommend I vote on the proposals?	A: Our Board recommends a vote “FOR” each of the director nominees, “FOR” the ratification of the appointment of Deloitte & Touche LLP of our independent registered public accounting firm, and “FOR” the authority of the Company to execute an agreement with a retiring shareholder to redeem his shares over a four year period.

Q: What is required to approve the proposals?	A: The Florida Statutes state that once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This would mean that the seven director nominees receiving the most votes cast will be elected as directors. However, in keeping with past practice of The PBSJ Corporation of electing directors by majority vote, the current board of directors has decided to determine election results based on majority vote. In the event a current director does not receive a majority of the votes for his re-election, that director will resign effective June 22, 2007. Those directors elected by majority vote will be required by the Bylaws of the corporation to appoint a person or persons to serve until the next shareholders election in 2008. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require affirmative “FOR” votes from a majority of those shares held by persons present or represented by proxy at the Annual Meeting. Authorization for the Company to execute an agreement with a retiring shareholder to redeem his shares over a four year period will require affirmative “FOR” votes from a majority of all shares entitled to vote at the Annual Meeting.

Q: What happens if I abstain from voting?	A: We will count proxies marked “ABSTAIN” as shares present for the purpose of determining the presence of a quorum. For the election of directors, abstentions will not count “FOR” or “AGAINST” the proposal and will have no effect on the outcome of the vote. For the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and for the proposal to authorize the Company to execute an agreement with a retiring shareholder to redeem his shares over a four year period, abstentions are treated as shares present and voting, and have the same effect as votes cast “AGAINST” the proposal.

Q: How will my shares be voted if I return a blank proxy card?	A: If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in the manner recommended by the Board and, accordingly, we will count your proxy as a vote “FOR” each of the director nominees named in this proxy statement, “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and “FOR” the authority of the Company to execute an agreement with a retiring shareholder to redeem his shares over a four year period.

Q: How will voting on any other business be conducted?	A: Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this proxy statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holders, John B. Zumwalt III and Todd J. Kenner, to vote on those matters at their discretion.

Q: Who will bear the costs of this solicitation?	A: We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone, e-mail, facsimile or personal solicitation by our directors, officers or other regular employees.

Q: How can I find out the results of the voting at the Annual Meeting?	A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of fiscal year 2007.

ADDITIONAL INFORMATION

Householding of Proxy Materials	A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office (5300 West Cypress Street, Suite 200, Tampa, Florida 33607 ) or contact Donald Vrana at (813) 282-7275. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact our Corporate Secretary or Donald Vrana.

Annual Report and Available Information	Our annual report on Form 10-K for the fiscal year ended September 30, 2006 accompanies this proxy statement, but does not constitute a part of the proxy soliciting materials. Additional copies of our annual report on Form 10-K for the fiscal year ended September 30, 2006, including financial statements, but without exhibits, are available without charge to any person whose vote is solicited by this proxy statement upon written request to our Corporate Secretary at our principal executive office (5300 West Cypress Street, Suite 200, Tampa, FL 33607). In addition, copies of our Audit Committee Charter, our Governance Charter, our Compensation Committee Charter, our Nominating Sub-Committee Charter, and our Code of Conduct are available without charge upon written request to the above address. Copies also may be obtained without charge through our internal web site.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Purpose and Structure	The primary responsibility of the Board is to oversee the affairs of the Company for the benefit of all shareholders.

Board Meetings and Attendance	During our fiscal year 2006, the Board held ten board meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she served as a director); and (2) the total number of meetings of all the committees authorized by the Board on which he or she served (held during the period that he or she served as a committee member).

It is our policy to invite the members of the Board to attend our annual shareholders meeting. All Board members attended the last shareholder’s meeting.

Board Committees	The Board has standing Audit, Governance and Compensation Committees and a Nominating Sub-Committee of the Governance Committee.

The Audit Committee currently is comprised of three non-management directors, Mr. William Pruitt (Chairman), Mr. Phillip Searcy, and Mr. Frank Stasiowski. Although the Company is not a listed issuer and is not subject to the independence requirements of the New York Stock Exchange (“NYSE”) or any other exchange, our Board has determined that each of these directors is “independent” as defined by the Corporate Governance Guidelines of The New York Stock Exchange (the “NYSE”); Messrs. Searcy and Stasiowski do not meet the heightened test of independence for audit committee members for listed companies. The Audit Committee met 34 times during fiscal year 2006. A copy of the Audit Committee Charter is attached to this document as Appendix B and is available on our internal website. The primary responsibilities of the Audit Committee include the following:

• Monitoring the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior;

• The appointment, compensation, retention and oversight of the work of the independent registered public accountants;

• Pre-approving all audit and non-audit services provided by the independent registered public accountants;

•        Reviewing and discussing the annual audited financial statements and quarterly unaudited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accounts prior to filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q;

• Reviewing with senior management the Company’s overall anti-fraud programs and controls;

•        Reviewing the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, including receiving reports from the Chief Ethics and Compliance Officer, and review with management its periodic evaluation of the effectiveness of such programs;

•       Discussing the Company’s policies with respect to risk assessment and risk management, including the risk of fraud and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure; and

• Serving as a direct line of reporting for the Company’s Internal Audit function.

The Governance Committee currently is comprised of two directors, Mr. Phillip Searcy (Chairman) and Mr. Todd Kenner, along with five senior employee members. The committee did not meet during fiscal year 2006. A copy of the Governance Committee Charter is attached to this document as Appendix C and is available on our internal website. The primary responsibilities of the Governance Committee include the following:

• Recommending to the Board all manner of governance principles, policies and practices required to effectively govern the Company;

•       Reviewing established principles, policies and practices on an annual basis and make recommendations to the Board of Directors for appropriate governance changes to keep pace with the Company’s strategic plan(s) and mission;

• Monitoring compliance with established tenets and guidelines, and periodically review and recommend appropriate revisions;

• Establishing and recommending qualifications, skills, and other desired background and selection criteria for members of the Board of Directors; and

• Identifying, reviewing, and recommending candidates for the Board.

The Compensation Committee currently is comprised of three non-management directors, Mr. Searcy (Chairman), Mr. Pruitt and Mr. Stasiowski. The committee met once during fiscal year 2006. A copy of the Compensation Committee Charter is attached to this document as Appendix D and is available on our internal website. The primary responsibilities of the Compensation Committee include the following:

•       Discharging the Board’s fiduciary responsibilities relating to compensation of the Company’s executives and overseeing and advising the Board on the adoption of policies that govern the Company’s executive compensation and benefit programs;

• Reviewing and assessing the reasonableness, appropriateness and competitive position of the Company’s executive compensation;

• Annually issuing a report on executive compensation for inclusion in the Company’s proxy statement; and

•       Commencing in fiscal year 2007, the Compensation Committee also began to review with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in our proxy statements and other filings.

Additional information about the process and procedures of the Executive Compensation Committee is included in the Compensation Discussion and Analysis below.

Nominating Sub-Committee of the Governance Committee currently is comprised of three Board members, Mr. Stasiowski, Mr. Zumwalt and Mr. Paulsen, along with four shareholders. The committee did not meet in fiscal year 2006. A copy of the Nominating Sub-Committee Charter is attached to this document as Appendix E and is available on our internal website. The primary responsibilities of the Nominating Sub-Committee include the following:

• Developing a list of not more than three suggested names of potential new executive directors for any open position assigned by the Governance Committee to be filled;

•       Comparing the qualifications of each candidate against approved qualifications for an internal executive director for the board or particular committee for which the nomination is being made to assure that each candidate meets all qualifications;

• Substantiating with written documentation the qualifications and background of each candidate put forth; and

• Developing and periodically reviewing and recommending to the Governance Committee appropriate revisions to the nominating process.

Director Independence	Our bylaws require us to have at least five Board Members, the majority of which are shareholders of the Company and full time employees of the Company or its affiliates (as defined in the bylaws). The Board has developed a policy requiring at least seven Board Members, three of which are non-management directors. Messrs. Pruitt, Searcy and Stasiowski are the non-management directors and the Board has determined that each is “independent” as such term is defined in the corporate governance guidelines of the NYSE. In making this determination, the Board considered the transactions between the Company and PSMJ, of which Mr. Stasiowski is a principal and the fact that Mr. Searcy is a former executive with the Company and continues to receive supplemental income payments from the Company. The Board determined that neither of these relationships impaired their independence.

Director Nominees	Our Nominating Sub-committee of the Governance Committee has a policy of considering candidates for membership to the Board that are nominated by shareholders in the same manner as candidates recommended by members of the Board or senior management.

Any shareholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information and business qualifications to Mr. Frank Stasiowski, Chairman of the Nominating Sub-Committee, The PBSJ Corporation, 5300 West Cypress Street, Suite 200, Tampa, Florida 33607. In accordance with the Governance Committee Charter, a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board and provide the skills and expertise appropriate to best serve the long-term financial interests of our shareholders. All qualified submissions are reviewed by our Governance Committee at the next appropriate meeting.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of PBSJ and the long-term interests of shareholders. In conducting this assessment, the Governance Committee considers integrity, independence, diversity, extent of experience, length of service, number of other board and committee memberships, leadership qualities, the ability to exercise sound judgment and such other factors as it deems appropriate given the current needs of the Board and PBSJ, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews these directors’ overall service to PBSJ during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.

Communications with the Board	Shareholders and other interested parties may communicate directly with any of our senior managers or members of our Board by writing or e-mail directly to those individuals at our principal executive office (5300 West Cypress Street, Suite 200, Tampa, FL 33607). Communications related to director candidate recommendations should be directed to the Chairman of the Nominating Sub-committee, Mr. Stasiowski. In addition, we encourage communicating any concerns related to our financial or accounting practices directly to the Chairman of the Audit Committee, Mr. William D. Pruitt.

The Board has instructed the Company to review all mail and to exercise discretion in determining whether to forward to members of the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising. Directors may at any time request the Company to forward all communications received by the Company.

Code of Conduct	On August 14, 2006, the Board of Directors approved and adopted The PBSJ Corporation Code of Conduct, Building for the Future: Our Values, Principles, and Standards, as a statement of the Company’s core business ethics and compliance standards and values. These standards contain the Company’s core expectations as to the manner in which directors, officers, and employees will conduct business on behalf of PBSJ and its subsidiaries. All of our directors, officers, and employees are required to abide by our standards of business ethics and conduct to ensure that the Company operates in a consistent legal and ethical manner. The full text of our Code of Conduct is available on our internal website. If we amend our Code of Conduct, then we would post such amendment on our internal website, as required by applicable rules. If the board grants any waiver of any ethics policy for any director or executive officer, such waiver shall be promptly posted on our internal website.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Compensation of Non-Management Directors	The following table sets forth information regarding non-management directors’ compensation in fiscal year 2006.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Non-Management Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
William D. Pruitt	$115,250	$0	$0	$0	$115,250
Phillip E. Searcy	$115,000	$0	$0	$0	$115,000
Frank A. Stasiowski	$111,750	$0	$0	$0	$111,750

(1)	This column reports the amount of cash compensation earned in fiscal year 2006 for Board and Committee services.

Description of Non-Management Director Compensation	Quarterly Retainer: Cash compensation of $6,250 is payable on the first business day of each quarter that a non-management director serves on the Board. In addition, the Chairman of the Audit Committee receives $1,250 payable on the first business day of each quarter for an aggregate of $5,000 annually. The Chairman of the Governance Committee and the Chairman of the Compensation Committee each receive $750 payable on the first business day of each quarter for an aggregate of $3,000 annually.

Board Attendance Fees: Each non-management director receives $2,000 for each Board meeting attended in person and $1000 for each Board meeting attended by telephone.

Committee Attendance Fees: Committee members who are not serving as Chair receive $2,000 for each Committee meeting attended in person and $750 for each Committee meeting attended by telephone.

COMPANY PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

The current terms of office of all of our directors expire at the Annual Meeting. The Board proposes the election of the following nominees, all of whom, except for Mr. Overman, are currently serving as directors, to hold office until the 2008 annual meeting to be held in early 2008 or until their successors are duly elected and qualified. Messrs. Kenner, Paulsen and Zumwalt were previously elected by the shareholders. Messrs. Pruitt, Searcy and Stasiowski were appointed by the current Board as non-management Directors in 2005. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares cast for that nominee will be voted for the election of a substitute nominee proposed by the Board.

Nominee and Current Committee Service	Principal Occupation, Business Experience, Other Directorships Held and Age
John B. Zumwalt III (Nominating Sub-Committee)	Mr. Zumwalt serves as our Chairman of the Board. He has been an officer and director of The PBSJ Corporation since 1995. He was Chief Operating Officer from 1998 to 2002; President and Chief Executive Officer from 2002 to 2005 and Chairman and Chief Executive Officer since January 2005. Mr. Zumwalt has been employed with the Company since 1973. He is the former President and Director of the Florida Engineering Society, the former President of the Florida Institute of Consulting Engineers and a Founder of the FES/FICE Leadership Institute. He has been recognized for his outstanding service to the engineering profession and has been awarded the Governor A.W. Gilchrist Award for public service. Mr. Zumwalt also serves on the Board of the Florida Chamber, serves on the Executive Committee of Florida Tax Watch and is also a member of the Florida Council of 100. He has also served as the past chair of the Florida Chamber Foundation and a past board member of Enterprise Florida. Mr. Zumwalt graduated from the University of Rhode Island with a degree in Civil and Environmental Engineering, and he was inducted into the Engineering Hall of Fame at the University of Rhode Island in 2004. He is 56 years old.

Todd J. Kenner (Governance Committee)	Mr. Kenner was appointed President of the Company in January 2005 and Chief Operating Officer and President of the subsidiary company Post, Buckley, Schuh and Jernigan, Inc. (PBS&J) in January 2007. He has been an officer of the Company since 1992, when he joined the Company through the acquisition of Church Engineering. From October 1992 through January 1998, Mr. Kenner directed the firm’s subsidiary activities in the western region of the United States. From January 1998 through January 2005, he served as a Regional Director over the Company’s West Region business interests. Mr. Kenner served as the Chief Marketing Officer January 2002 through January 2007. Mr. Kenner received a Bachelor of Science degree in Civil Engineering from the South Dakota School of Mines and Technology. He is 45 years old.

Robert J. Paulsen (Nominating Sub-Committee)	Mr. Paulsen is Vice-Chairman and Secretary of the Board of Directors, and was appointed Chairman of the subsidiary company Post, Buckley, Schuh and Jernigan, Inc. (PBS&J) in January 2006. He previously served as the Chief Operating Officer of PBS&J and as PBS&J’s National Director of Transportation Services. He has been an officer of the Company since 1993 and a Director of the Corporation since 2000. Mr. Paulsen received his bachelor degree in Civil Engineering from Iowa State University in 1974. He is 54 years old.

Nominee and Current Committee Service	Principal Occupation, Business Experience, Other Directorships Held and Age
William D. Pruitt Audit, Governance and Compensation Committees)	Mr. Pruitt has been a Board Member of The PBSJ Corporation since July 2005, and has been the Chairman of the Company’s Audit Committee since 2003. Mr. Pruitt served as Chairman of the audit committee of KOS Pharmaceuticals, Inc., a fully integrated specialty pharmaceutical company until its sale in 2006. He was also Chairman of the Audit Committee for Adjoined Consulting, Inc., a full-service management consulting firm, until it was merged into Kanbay International, a global consulting firm in February 2006. Mr. Pruitt was also the Managing Partner from 1980 to 1999 for Arthur Andersen LLP’s Florida, Caribbean and Venezuela operations. Mr. Pruitt has a Bachelor of Business Administration from the University of Miami and is a Certified Public Accountant (inactive). He is 66 years old.

Phillip E. Searcy (Audit, Governance and Compensation Committees)	Mr. Searcy was appointed Director of the Company in July 2005, and has served on the Company’s Audit Committee since 2003. Mr. Searcy had previously been employed by the Company from November 1972 until his retirement in 1996. Throughout his career with the Company, Mr. Searcy served in several key positions including Director of Environmental Services, Chief Operating Officer, Corporate Secretary, and Chairman of the Board, a position he held for a total of nine years. He now serves as Chairman of the Company’s Compensation Committee and the Governance Committee. Mr. Searcy received his Bachelor of Science in Civil Engineering and a Master of Science in Engineering from the University of Florida. He is a registered professional engineer in Florida and Virginia. He is 73 years old.

Frank A. Stasiowski (Audit, Governance, Compensation Committees, and Nominating Sub-Committee)	Mr. Stasiowski has been a Director of the Corporation since July 2005 and has served on the Company’s Audit Committee since 2003. He also serves on the Board of Group GSA, LTD., an architectural services firm in Sydney, Australia and Rodgers Consulting, a land asset improvement consulting firm Germantown, Maryland. He is a former member of the Board of Directors of Austin Veum Robbins Partners (“AVRP”) and Cornoyer Hedrick Architects. AVRP is an architecture, interior design and engineering firm in San Diego, California and Cornoyer Hedrick Architects is an architecture firm in Phoenix, Arizona. Mr. Stasiowski is also President, Chief Executive Officer and a founding owner of PSMJ Resources, Inc., a global publishing, education, consulting and trade show company. Mr. Stasiowski is a licensed architect with degrees from the Rhode Island School of Design and a Master degree in Business Administration from Bryant University. He is 57 years old.

Wayne J. Overman	Wayne J. Overman, P.E., serves as a Senior Vice President of the subsidiary company Post, Buckley, Schuh and Jernigan, Inc. (PBS&J). He is Deputy Service Director for PBS&J’s Transportation business line and oversees the Aviation division. He is a member of the PBS&J Business Operations Committee and the PBS&J Federal Strategy Committee. He has served on several other PBS&J committees, including the PBS&J Stock and Ownership Trust. Mr. Overman joined PBS&J through the company’s 1997 acquisition of Espey, Huston & Associates, Inc. (EH&A). At EH&A, he served as Vice President. Prior to his employment at EH&A, Mr. Overman worked for Talbert, Cox and Associates, a multi-disciplined architecture-engineering firm based in North Carolina, and Howard R. Green, a water and wastewater design firm headquartered in Cedar Rapids, Iowa. Mr. Overman earned his bachelor’s of

Nominee and Current Committee Service	Principal Occupation, Business Experience, Other Directorships Held and Age
science degree in civil engineering from Iowa State University in 1979 and completed two years of graduate business administration courses at the University of Iowa. Prior to receiving this degree, Mr. Overman worked several years as a Construction Superintendent for Krapfl Construction, building dams, levees, and sewerage treatment plants along the Upper Mississippi. Mr. Overman is a Past President of the local NSPE chapter and has served in various roles and committee chairs. He is an active member of the Airport Council International-North America Technical Committee, the American Association of Airport Executives, and the American Society of Civil Engineers. He is 53 years old.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH DIRECTOR NOMINEE.

Required Vote

Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Abstentions will be counted as present for the purpose of determining the presence of a quorum, but will not count “FOR” or “AGAINST” any director nominee and will have no effect on the outcome of the vote. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in the manner recommended by the Board and, accordingly, we will count your proxy as a vote “FOR” each of the director nominees.

Our bylaws require a majority of directors to be shareholders and full-time employees of the Company or its affiliates (i.e., management directors).

PROPOSAL 2

RATIFICATION OF SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007, and has further directed that management submit the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for ratification by our shareholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2004.

Independent Registered Public Accounting Firm’s Fees	The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended September 30, 2005 and September 30, 2004, and fees for other services rendered by Deloitte & Touche LLP during these periods.

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees	$2,980,246	$213,650
Audit-Related Fees	1,269,666	4,500
Tax Fees	—	—
All Other Fees	178,305	284,161

Totals	$4,428,217	$502,311

Audit Fees. Audit services fees include fees for services rendered in connection with the annual audit of our consolidated financial statements. This category also includes fees during fiscal year 2006 for audits provided in connection with the restatement of fiscal year 2004 financial statements and for regulatory filings.

Audit-Related Fees. Audit-related fees primarily include fees associated with forensic services related to the investigation of the misappropriation.

Tax Fees. The Company did not incur fees with the principal accountant for tax or tax consultation services.

All Other Fees. All other fees primarily include fees to Deloitte Consulting LLP associated with performing benefits consulting for the Company’s health and welfare plans. Deloitte Consulting LLP does not set rates or provide actuarial calculations to the Company.

Audit Committee Disclosure	All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of those services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Policy on Audit Committee Pre-Approval	The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also has delegated the ability to pre-approve audit and permitted non-audit services to the Chairman of the Audit Committee, Mr. Pruitt, provided that any pre-approvals by the Chairman are reported to the Audit Committee at a subsequent Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Required Vote	Shareholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Audit Committee is, however, submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes cast “AGAINST” the proposal. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in the manner recommended by the Board and, accordingly, we will count your proxy as a vote “FOR” the proposal.

PROPOSAL 3

AUTHORIZE THE COMPANY TO ENTER INTO AN AGREEMENT WITH A RETIRING SHAREHOLDER TO

REDEEM SHARES OF STOCK

To authorize the Company to execute an agreement with John S. Shearer, a retiring executive and shareholder, to redeem his 165,290 shares, exclusive of his shares owned through the PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, in blocks of 54,567, 10,940, 33,261, 33,261 and 33,261 shares during the stock purchase window in 2007, 2008, 2009, 2010 and 2011, respectively, at a price determined at the September 30 valuation immediately preceding each of the respective year’s redemption. A copy of the agreement is attached hereto as Appendix A.

Our bylaws generally do not allow non-employees to own Company stock. In accordance with our bylaws, when a shareholder’s full-time employment with the Company or an affiliate is reduced to part-time or terminated completely for any reason whatsoever, the shareholder is required to offer all of his or her shares to the Company at a price equal to the fair market value of such shares, as determined by an independent appraisal. In any such share redemption or purchase, the Company has the option to pay the total sum due for the shares all in cash, or any portion in cash and the remainder in installments, or all in installments, provided that the installment period shall not exceed five years. In accordance with our bylaws, shareholder approval is required to allow us to enter into a purchase agreement with Mr. Shearer to redeem his shares in installments over the proposed four year period and to allow him to continue to own stock as a non-employees during such period.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Required Vote	The affirmative vote of the holders of a majority of all shares entitled to vote at the Annual Meeting is required to authorize the Company to execute an agreement with Mr. Shearer to redeem his shares over a four year period. Abstentions will be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes cast “AGAINST” the proposal. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in the manner recommended by the Board and, accordingly, we will count your proxy as a vote “FOR” the proposal.

REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2006[1]

Audit Committee Report	The Audit Committee has responsibility, under delegated authority from the Board, for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee is composed of non-management directors and acts under a written charter adopted and approved by the Board on July 12, 2006. A copy of the Audit Committee Charter is attached as Appendix B. The Board has determined that Mr. Pruitt is an audit committee financial expert as defined by the rules of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including developing, maintaining and monitoring our systems of internal controls over financial reporting. Our independent registered public accounting firm, Deloitte & Touche LLP (our “independent registered public accounting firm”) is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

•     reviewed and discussed with management our audited financial statements included in our 2006 Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the adequacy and clarity of disclosures in our financial statements;

•     reviewed with our independent registered public accounting firm their judgment as to the quality, not just the acceptability of our accounting principles and such other matters as our independent registered public accounting firm are required to discuss with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, “Communications with Audit Committees;”

•     received from our independent registered public accounting firm the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and discussed with our independent registered public accounting firm their independence;

•     discussed with our independent registered public accounting firm the overall scope and plans for their respective audits;

[1]

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

•     met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting;

•     and considered whether the provision by our independent registered public accounting firm of non-audit services is compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be approved and included in our Annual Report on Form 10-K for the year ended September 30, 2006 filed with the SEC, and the Board approved the foregoing.

Respectfully Submitted,

THE AUDIT COMMITTEE
William D. Pruitt, Chairman Phillip E. Searcy Frank A. Stasiowski

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 30, 2007 by: (1) each director; (2) each of the executive officers listed on the “Summary Compensation” table (the “Named Executives”); (3) all of our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock. The applicable address for each of our directors and executive officers is c/o The PBSJ Corporation, 5300 West Cypress Street, Suite 200, Tampa, FL 33607.

	Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percentage
The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust	3,101,092	46.52%
Todd J. Kenner (2)	109,683	1.65%
Robert J. Paulsen (3)	136,407	2.05%
William D. Pruitt (4)	—	—
Phillip E. Searcy (4)	—	—
John S. Shearer (5)	187,222	2.81%
Frank A. Stasiowski (4)	—	—
John B. Zumwalt III (6)	185,301	2.78%
Donald J. Vrana (7)	5,000	*
All executive officers and directors as a group (13 persons) (8)	707,917	10.62%

*	Less than one percent.
(1)	As of May 11, 2007, there were 6,666,161 shares of our common stock outstanding.
(2)	Includes 13,808 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 19,080 shares of non-vested restricted stock.
(3)	Includes 26,707 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 13,080 shares of non-vested restricted stock.
(4)	Messrs. Pruitt, Searcy and Stasiowski are non-management members of The PBSJ Corporation Board and in accordance with our bylaws are not eligible to own stock.
(5)	Includes 21,932 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 92,130 shares of non-vested restricted stock.
(6)	Includes 95,068 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 30,000 shares of non-vested restricted stock.
(7)	Includes 5,000 shares non-vested restricted stock.
(8)	Includes 174,121 shares owned via The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust and 176,422 shares of non-vested restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance	Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of common stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file for review. Based on this review, we believe that during the 2006 fiscal year, there was no failure by any such person to timely file a report under Section 16(a) of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

FOR FISCAL YEAR 20061

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted,

THE COMPENSATION COMMITTEE

Phillip E. Searcy, Chairman

William D. Pruitt

Frank A. Stasiowski

[1]

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

EXECUTIVE COMPENSATION

COMPENSATION DISCLOSURE AND ANALYSIS

General Statement of Compensation Philosophy

The PBSJ Corporation adheres to a compensation philosophy wherein compensation is contingent upon an individual’s successful performance of primary duties and responsibilities within the context of his/her job; employees are expected to demonstrate the highest degree of personal integrity and ethics, and to exhibit the highest levels of professional competence in the execution of those duties and responsibilities.

With respect to executive compensation, the Company has adopted a philosophy whereby an individual’s annual salary is competitive but on the conservative side as compared to industry peers, with performance-based incentives of as much as 100% of an executive’s annual salary.

Components of Executive Compensation

Compensation of the Company’s Named Executives can include the following:

Base Salary: Salary is typically the largest component of executive compensation. Efforts are made to ensure that our executives are paid competitively based on industry benchmarks by way of our executive compensation process. Annually, salaries for the named executive officers are reviewed and may be adjusted by the Compensation Committee, a three-member committee composed of non-management Directors of the firm.

Annual Bonus Plan: Executive Bonuses are determined by the Compensation Committee in November and December of each year. Bonuses are based on a review of executive and firm performance over the fiscal year ended the preceding September 30.

Key Employee Supplemental Option Plan (KESOP): The KESOP is a non-qualified deferred compensation program for the benefit of executives and key management positions and is divided into two levels:

1. Tier 1 (KERP), wherein the Company awards restricted stock in the amount of 5% of an executive’s or senior manager’s salary annually.

2. Tier 2 (KESIP), wherein the Company funds a 10-year to 15-year annuity at an annual rate between $15,000 and $100,000 as defined by the employee’s position in the Company. Most of our Named Executives participate in this Tier 2.

PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust: This Plan is an Employee Stock Ownership Plan with a 401(k) feature. The company funds the 401(k) at its discretion, typically matching 50% of employee contributions up to a maximum of 3% of an employee’s salary. The employer contributions are vested on a five-year vesting schedule in which an employee vests 20% of employer contributions for each year of service up until full vesting at five years of service. In addition, the Company may make additional annual contributions contingent upon the financial performance of the Company. Named Executives receive no additional benefits above and beyond other fulltime employees.

Restricted Stock: In some instances, the Company may award an individual employee with a defined amount of restricted stock, typically as a retention tool or as a signing bonus upon employment. The Company’s board has reserved shares of common stock for this purpose and as of September 30, 2006, 122,450 shares of common stock were reserved for issuance as restricted stock. This stock is awarded at the current stock value but does not vest until the defined terms of the restriction are met.

Benefits: PBSJ Corporation provides all of its fulltime employees with health benefits. Executives benefit at the same levels and rates as all fulltime employees; the amount of company benefit is defined annually.

PTO Cash-in: The Company administers a “PTO Cash-In” Program, wherein employees have the opportunity to “sell” unused PTO (Paid Time Off) back to the company at their current hourly rate (as defined by annual salary/2080 for exempt employees). This benefit is available for a two-week period in November of each year and is subject to a maximum number of hours to be cashed in and a minimum number of hours to be carried over to the following year.

Car Allowance: Executives and key management are typically provided a car allowance, which may be used toward the cost of car ownership, including leases/loans, insurance, and maintenance. In some instances, certain executives are allowed usage of a company leased vehicle in lieu of receiving a car allowance.

Club Fees and Dues: In some instances, the Company may fund club fees or membership dues for clubs for the personal, business and/or private use of an executive.

Frequency of Compensation Review

Executive compensation is reviewed annually in the months of November and December by the Compensation Committee. The review includes a thorough analysis of total compensation and all of its individual components, as well as a comparative analysis of executive compensation compared to industry peers and executives from comparable industries. During this review, the Committee also reviews performance evaluations for the executives and take individual contributions into account in the determination of bonus and salary.

Any recommended or proposed off-calendar adjustments to an executive’s compensation by the Board must be reviewed and approved in advance by the Compensation Committee.

Delegation of Limited Authority to the CEO and President for Equity Awards under the Restricted Stock Guidelines

The Board has delegated to the Compensation Committee the authority and responsibility for approving all awards of equity to our executives and other participants under the Restricted Stock Guidelines. The Compensation Committee in turn has chosen to delegate limited authority to our CEO and President to grant equity awards under the Restricted Stock Guidelines to eligible participants other than Named Executives. The purpose of this delegation is to facilitate the timely grant of restricted stock awards to non-Named Executives, particularly new employees and promoted employees, in interim periods between scheduled meetings of the Compensation Committee.

Total Compensation Review for 2006

The Committee reviewed a thorough analysis of industry benchmarks for executive compensation in peer firms within the industry and comparable companies outside industry. Specifically, this analysis utilized information from the following sources: PSMJ Executive Management Survey; Dietrich Consulting Executive Survey; Comp Analyst (a product of ancestry.com), and Salaryexpert.com. This analysis focused primarily on total cash compensation (salary and bonus) due to the limited availability of information, but the review of the Named Executives extended to a review of total compensation, including total cash compensation, as well as all other forms of short-term and long-term compensation including restricted stock grants, health benefits, auto-allowance, PTO Cash-in, and club dues.

The Committee also reviewed the fiscal year 2006 Performance Reviews for the Named Executives. Each of them were reviewed against a series of set goals within the firm’s proprietary “Integrated Performance Management” application. The Committee was furnished the Performance Appraisals conducted by the executives and relied on them heavily when making their recommendations, recognizing that financial metrics alone were insufficient measures of performance based on the increased demands on the leadership from the prior year.

Base Salary

The salary review process for executives mirrors that of the company staff as a whole. Generally, executive salaries rise modestly and typically within the benchmarked range prescribed by the salary increase budget. With regard to executive compensation, The PBSJ Corporation has established a tradition of pay-for-performance, where executive salaries remain relatively conservative (when compared with industry peers) with a large portion of total compensation based on an annual bonus that is directly tied to the financial performance of the firm and the service-organization unit(s).

Based on the review of performance and the analyses of industry benchmarks for executive compensation, the Committee increased the base salaries of the Named Executives effective as of January 1, 2007 as shown in the following table. The Committee observed that the Chairman and President were compensated below industry peers, while the COO and National Service Director were both compensated above the industry benchmarks. However, these Named Executive’s salaries were reduced, primarily, as a result of changes in their responsibilities. The Committee’s decision was aimed at better aligning executive salaries with performance and industry norms for comparable positions.

Name	Title	Prior Base Salary	Revised Base Salary as of January 1, 2007	Industry Benchmark Midpoint
John B. Zumwalt III	Chairman of the Board and Chief Executive Officer	$300,000	$325,000	$426,289

Donald J. Vrana	Chief Financial Officer	$250,000	$265,000	$247,211

Todd J. Kenner	President and Chief Marketing Officer	$280,000	$300,000	$428,864

Robert J. Paulsen	Chief Operating Officer	$270,000	$250,000	$250,184

John S. Shearer	National Service Director	$225,000	$200,000	$215,553

Annual Bonus Plan

Acknowledging the company’s failure to meet budgeted targets, the Committee chose to consider the extraordinary efforts put forth by the Board and Chief Financial Officer in confronting the continued challenges of the embezzlement investigation which included critical negotiations with key clients to reach favorable resolution with respect to the repayment of overcharges that resulted from the inflated overhead multiplier. To this end, the Committee chose to award bonuses to recognize their efforts in moving the investigation toward completion.

Severance and Change in Control Provisions

We have entered into an agreement with one of our Named Executives that contains severance and change-in-control provisions, the terms of which are described below in the section entitled “Potential Payment Upon Termination or Change-in-Control.” In this instance, we believe severance is appropriate in order to allow us to attract and retain the services of this executive.

Perquisites and Other Employee Benefits

We generally provide few and modest perquisites to our Named Executives, all of which are intended to minimize distractions, improve job efficiency and allow the Named Executives to concentrate on our business. An item is not a perk if it is integrally and directly related to the performance of the executive’s duties. The perquisites awarded to Named Executives have been quantified in the “Summary Compensation” table and are identified in the footnotes to the table.

All of our Named Executives are eligible to receive standard benefits such as medical, dental, vision, disability and life insurance and participation in our 401(k) plan and employee stock ownership plan. These benefits are available to all of our salaried employees and do not discriminate in favor of Named Executives.

SUMMARY OF COMPENSATION

The following table sets forth information regarding salary, bonus, equity awards and other benefits paid for services rendered to The PBSJ Corporation by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (collectively the “Named Executives”) for the fiscal year ended September 30, 2006.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)			Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)		Total ($)
John B. Zumwalt III Chairman of the Board; Chief Executive Officer	2006	$295,000		$200,000	(1)	$25,200	$0	$0	$32,785	$35,145	(6)	$588,130

Donald J. Vrana Senior Vice President and Chief Financial Officer	2006	$229,167	$ $	150,000 50,000	(1) (5)	$56,513	$0	$0	$0	$53,616	(7)	$539,296

Todd J. Kenner President and Chief Marketing Officer	2006	$272,500		$175,000	(1)	$10,051	$0	$0	$41,835	$175,142	(8)	$674,528

Robert J. Paulsen Senior Executive Vice President and Chief Operating Officer	2006	$270,000		$120,000	(1)	$3,559	$0	$0	$30,662	$29,989	(9)	$454,210

John S. Shearer Executive Vice President; and National Service Director	2006	$225,000		$95,000	(1)	$61,983	$0	$0	$0	$29,039	(10)	$411,022

(1)	Reflects cash awards to the Named Executives under our 2006 Bonus Plan, which is discussed in further detail under the heading, “Executive Compensation—Compensation Discussion and Analysis—Annual Bonus Plan.”
(2)	Represents the dollar amount recognized for financial reporting purposes with respect to our 2006 fiscal year for the fair value of restricted stocks awarded in 2006 as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to our note entitled “Restricted Stock” in our Form 10-K for the respective fiscal years. See the “Grants of Plan-Based Awards In Fiscal Year 2006” table for further information on all restricted stock awards issued in 2006. These amounts reflect our accounting expense for restricted stock awards, and do not correspond to the actual values that may be realized by the Named Executives.
(3)	Represents the annual change in the pension value in 2006. For additional information on the valuation assumptions used to calculate the pension value, refer to the table entitled “Pension Benefits” as well as our note entitled “Retirement Plans” in our Form 10-K for our fiscal year ended September 30, 2006.
(4)	Calculated based on the aggregate incremental cost to PBSJ to provide these benefits.
(5)	Hiring bonus paid pursuant to the Offer of Employment made to Mr. Vrana by the Company dated October 3, 2005.
(6)	Consists of $8,835 for leased automobile expense, paid time-off cash-in $11,538, membership dues $6,677, health and welfare benefits expense $5,095, and a 401(k) defined contribution plan match of $3,000.
(7)	Consists of $5,459 for leased automobile expense, paid time-off cash-in $9,615, health and welfare benefits expense $4,674, a 401(k) defined contribution match of $6,600, temporary living expenses of $17,329 and related income tax gross-up of $9,939.
(8)	Consists of $8,157 for leased automobile expense, paid time-off cash-in $10,769, health and welfare benefits expense $5,311, a 401(k) defined contribution plan match of $6,600, relocation expenses of $98,830 and related income tax gross-up of $45,475.
(9)	Consists of $7,910 for leased automobile expense, paid time-off cash-in $10,384, health and welfare benefits expense $5,095, and a 401(k) defined contribution plan match of $6,600.
(10)	Consists of $7,033 for leased automobile expense, paid time-off cash-in $8,654, membership dues $1,657, health and welfare benefits expense $5,095, and a 401(k) defined contribution plan match of $6,600.

The following table sets forth information regarding non-equity and equity awards granted to the Named Executives in fiscal year 2006.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#) (1)	Grant Date Fair Value of Stock Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John B. Zumwalt III		$0	$0	$0	—	—	—
								—	—

Donald J. Vrana		$0	$0	$0	—	—	—
	10/31/05							5,000	$135,000

Todd J. Kenner		$0	$0	$0	—	—	—
								—	—

Robert J. Paulsen		$0	$0	$0	—	—	—
								—	—

John S. Shearer		$0	$0	$0	—	—	—
								—	—

(1)	The restricted stock award granted on October 31, 2005 will vest over the following periods: 2,000 shares on October 31, 2007 and 1,000 shares on each of October 31, 2008, October 31, 2009, and October 31, 2010.
(2)	Represents the full grant date fair value based on the 9/30/04 stock valuation, which was the current valuation at the time of employment.

The following table sets forth information regarding the outstanding equity awards held by our Named Executives in fiscal year 2006.

OUTSTANDING EQUITY AWARDS AS OF THE END OF FISCAL YEAR 2006

	Option Awards				Stock Awards
Named	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John B. Zumwalt III	—	—	—	—	30,000	(2)	$730,200	—	—

Donald J. Vrana	—	—	—	—	5,000	(3)	$121,700	—	—

Todd J. Kenner	—	—	—	—	19,080	(4)	$464,407	—	—

Robert J. Paulsen	—	—	—	—	13,080	(5)	$318,367	—	—

John S. Shearer	—	—	—	—	92,130	(6)	$2,242,444	—	—

(1)	The market value of the stock awards is based on the independently appraised value of our common stock as of September 30, 2006, which was $24.34
(2)	Mr. Zumwalt’s restricted stock awards will vest on the later of March 1, 2008 or the start date of the 2008 stock window.

(3)	Mr. Vrana’s restricted stock awards will vest as follows: 2,000 shares on October 31, 2007 and 1,000 shares on October 31, 2008, 2009 and 2010.
(4)	Mr. Kenner’s restricted stock awards will vest as follows: 12,500 shares on October 31, 2015 and 6,580 shares on August 15, 2017.
(5)	Mr. Paulsen’s restricted stock awards will vest on July 26, 2008.
(6)	Mr. Shearer’s restricted stock awards will vest on July 8, 2007.

None of our Named Executives exercised stock options or had restricted stock awards vest during fiscal year 2006.

The following table sets forth information regarding the non-qualified defined benefit pension plan for our Named Executives in fiscal year 2006.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)		Payments During Last Fiscal Year ($)
John B. Zumwalt III	Supplemental Income Program	> 10 years	$656,431	(3)	$0

Donald J. Vrana	—	—	—		—

Todd J. Kenner	Supplemental Income Program	> 10 years	$271,158	(4)	$0

Robert J. Paulsen	Supplemental Income Program	> 10 years	$612,123	(5)	$0

John S. Shearer	—	—	—		—

(1)	The Supplemental Income Program (“SIP”) is equal to a fixed benefit amount, for a specific number of years, with eligibility based on the number of years of service in the plan and the attainment of age 56 and is not totally based on years of credited services.
(2)	The present value of the accumulated benefit is based on the following assumptions: (i) a benefit commencement date equal to the later of age 60 or 10 years of service in the plan; (ii) 3% per year cost of living increases; (iii) a discount rate of 5.75%; and monthly installments for the duration of the benefit. Additional SIP information is disclosed in “Note 9. Retirement Plans” of our Form 10-K.
(3)	Mr. Zumwalt is fully vested in the SIP and upon retirement will receive an annual benefit of $75,000, adjusted for an annual 3% cost of living increase after benefits commence, for 15 years.
(4)	Upon retirement, Mr. Kenner will receive an annual benefit of $40,000, adjusted for an annual 3% cost of living increase until benefits commence, for 10 years.
(5)	Upon retirement, Mr. Paulsen will receive an annual benefit of $75,000 increased by $2,788 annually after age 56, until retirement or age 65, whichever comes first, increased by 3% cost of living increase after benefits commence, for 15 years.

Non-qualified Defined Benefit Pension Plan

The Company maintains a two tiered noncontributory, unfunded, nonqualified defined benefit pension plan. The Key Employee Supplemental Option Plan (“KESOP”) is a two tiered plan that provides key officers and employees postretirement benefits. Tier one of the KESOP, known as the Key Employee Retention Program (“KERP”), provides an annual restricted stock award equal to five percent of the participant’s annual gross salary for a period of up to ten years. Benefits under the KERP vest at age 56 and after ten years of participation in the Plan and continuous service with the Company. Tier two of the KESOP, known as the Supplemental Income Program (“SIP”), is an unfunded plan that provides participants with retirement income for a specified period of between 10 and 15 years upon retirement, death, or disability. Participants in the SIP must also reach age 56, have ten years of participation in the Plan and had been continuously employed by the Company. The plan fixes a minimum level for retirement benefits to be paid to participants based on the participants’ position at the Company and their age and service at retirement. Mr. Zumwalt’s agreement includes an annual retainer for consulting services for a period of up to five years after retirement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have provided an Offer of Employment that will require us to provide a payment to a Named Executive Officer in the event of his termination of employment by the Company or a change in control of the Company. In order to illustrate the amount of this potential payment, the below table assumes that a triggering event with respect to the Named Executive Officer occurred on September 30, 2006.

Donald J. Vrana, Senior Vice-President and Chief Financial Officer

	Voluntary Termination	Involuntary Not For Cause Termination	Termination After a Change-in-Control
Payment Upon Termination (1)
Cash Severance	$0	$135,416	$135,416
Total:	$0	$135,416	$135,416

(1)	For purposes of this analysis, we assumed a base salary equal to $250,000. We are obligated to make a payment to Mr. Vrana in connection with the termination of his employment pursuant to the Offer of Employment, dated October 3, 2005. Mr. Vrana’s Offer of Employment provides for a lump sum severance payment equal to base salary if his employment is terminated without cause or if a change of control occurs within the first 24 months. However, if there is less than 6 months remaining in the two year period, the severance amount would be six months base salary. After the two year period, we are obligated to pay a lump sum payment equal to six months of Mr. Vrana’s current base salary if we terminate his employment without cause or for reasons related to a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board’s policies regarding potential or actual related-person transactions are generally set forth in our Code of Conduct. The Board has delegated to the Audit Committee the responsibility for reviewing and approving matters in which a director or executive officer of the Company may have a direct or indirect material interest. The Audit Committee evaluates related-person transactions on a case-by-case basis and takes appropriate steps to assure that all directors voting on a matter are disinterested with respect to that matter.

Throughout fiscal year 2006, we purchased $21,652 of products and services from PSMJ Resources, Inc. Frank A. Stasiowski, PSMJ Resources Inc.’s President and Chief Executive Officer, joined our Board of Directors in July 2005. Our Audit Committee did not review the PSMJ Resources, Inc. purchases since the overall amount was deemed immaterial.

Throughout fiscal year 2006, Mr. Phillip Searcy received payments from the Company totaling $120,907 in accordance with his Supplemental Income Plan which originated when Mr. Searcy was employed with the Company. Mr. Searcy left full-time employment with the Company in 1992 and joined our Board of Directors in July 2005.

Other Matters	The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on these matters in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

For a shareholder proposal to be considered for inclusion in the PBSJ proxy statement for the annual meeting to be held in 2008, the written proposal must be received by our Secretary at our principal executive offices no later than November 30, 2007. Shareholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission. Proposals should be addressed to The PBSJ Corporation, 5300 West Cypress Street, Suite 200, Tampa, Florida 33607, Attention: Secretary.

By Order of the Board of Directors

Robert J. Paulsen,
Secretary
May 31, 2007

Appendix A

STOCK BUY/SELL AGREEMENT

This STOCK BUY/SELL AGREEMENT (the “Agreement”) is made and entered into this      day of April, 2007 by and between THE PBSJ CORPORATION, a Florida corporation (the “Company”), The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust (the “ESOP” or “Buyer”), and JOHN S. SHEARER (“Seller”).

WHEREAS, Seller owns One hundred sixty-five thousand two hundred ninety shares of for stock; and

WHEREAS, Due to the number of shares owned, Seller, in accordance with Article VIII of the Company’s By-laws has agree to surrender his shares over a period of five (5) years with the first block to be redeemed by the Company July 8, 2007; and

WHEREAS, the Company has exercised its right of first refusal in redeeming the Shares offered for redemption according to Article VIII of the By-laws; and

WHEREAS, The ESOP has agreed to redeem the Shares offered over the course of five (5) years payable according to Article 1, Section 1.01 hereof.

NOW, THEREFORE, for consideration and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

REDEMPTION OF STOCK

1.01 Redemption of Shares Held by Seller. The Seller offers to sell shares of stock at the then current value according to the following schedule with the first block to be redeemed July 8, 2007. Subsequent blocks of stock shall be redeemed in February of each year beginning February 2008.

54,567	July 8, 2007
10,940	February 1, 2008
33,261	February 1, 2009
33,261	February 1, 2010
33,261	February 1, 2011

ARTICLE II

THE CLOSINGS

2.01. Dates and Locations. The Closings with respect to the purchase and sale of the Shares in years 2008 through 2011shall take place during the Company’s annual Stock Sales Window but no later than March 31st of the years identified in paragraph 1.01 above.

2.02. Delivery of Seller. On each Closing Date, Seller shall deliver to the Buyer all of the stock certificates, properly endorsed, representing the Shares to be redeemed on such Closing Date pursuant to the schedules set forth in Section 1.01 above.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants the following;

3.01. Title to Shares. As of the date hereof, the Shares are owned by Seller individually, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions, options, proxies, voting or other agreements, and adverse claims other than those restrictions imposed by the By-laws and applicable state and federal securities laws, if any. The Shares are subject to no restrictions with respect to transferability in accordance with this Agreement and the By-laws, except as imposed by applicable state and federal securities laws. Upon the transfer of the Shares by Seller on the Closing Date, the Buyer will, as a result, receive good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, charges, assessments, restrictions, options, proxies, voting or other agreements, and adverse claims, except as imposed by applicable state and federal securities laws.

3.02. No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any future consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party, or by which he may be bound, which may give rise to any litigation or other proceeding involving the Shares, or would prohibit or restrict the sale of Shares, except as imposed by the By-laws.

3.03. Validity of Agreement. This Agreement has been duly and validly executed and delivered by Seller as of the date hereof, and the Agreement constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

3.04. Seller’s Access to Material Information. Seller acknowledges that he has been employed by the Company and its primary operating subsidiary in various executive capacities and has served on the Board of Directors of the Company and the subsidiary. Seller acknowledges that in the aforementioned executive capacities, he has had and now has full access to other executive officers, other members of the Board of Directors of the Company and all financial and other material information regarding the Company, including without limitation, year-end financial statements of the Company prepared by the Company’s independent certified public accountants, and, that he will hold such information as proprietary and confidential to the Company as he did while an employee.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ESOP

The Company and the ESOP hereby represent and warrant as follows:

4.01. Authorization; Validity of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company’s Board of Directors, and ratified by the holders of a majority of the Common Stock, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement.

The ESOP through the Plan Sponsor has elected to redeem the Shares and on the schedule outlined in section 1.01 above pursuant to Section 7.5 of the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Plan Sponsor and no other actions are necessary on the part of the Plan Sponsor to authorize the execution and delivery of this Agreement.

4.02 No Violations; Consents. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or the By-laws (assuming that the Agreement and the transactions contemplated hereby have been duly and validly ratified by the holders of a majority of the Common Stock); or (ii)require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or by which it may be bound, which may give rise to any litigation or other proceeding involving the Shares.

ARTICLE V

MISCELLANEOUS

5.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida without regard to principles of conflicts of law.

5.02. Notices. Any notice, request, demand or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand, or (b) three (3) days after deposit in the United States mail, by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to Seller:

John S. Shearer

1917 Wingfield Drive

Longwood, FL 32779

If to Company:

The PBSJ Corporation

5300 West Cypress Street

Tampa, FL 33607

Attn: Chairman

If to the ESOP Plan

The PBSJ Corporation

5300 West Cypress Street

Tampa, FL 33607

Attn: Chief Financial Officer

5.03. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations, discussions, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties hereto.

5.04. Benefits; Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, heirs, legal representatives, legatees, executors, successors and permitted assignees.

5.05. No Assignment. The parties hereto shall not assign their respective rights or delegate their respective obligations under this Agreement, unless and until any such assignment or delegation shall have first been consented to in writing by the parties hereto.

5.06. Severability. In he event that any one or more of the terms, provisions, covenants or restrictions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

5.07. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

5.08. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

The PBSJ Corporation (The Company)

By:
John B. Zumwalt, III, Chairman

Attest:

The PBSJ Profit Sharing and Employee Stock Ownership Plan and Trust

By:
Donald J. Vrana, Plan Administrator

John S. Shearer (the Seller)

Appendix B

AUDIT COMMITTEE CHARTER

Composition

This Charter governs the operations of the Audit Committee of the Board of Directors of The PBSJ Corporation, a Florida corporation (the “Company”). The Board of Directors shall appoint an Audit Committee (the “Committee”) of at least three members and shall designate one member as chairperson.

Each of the members of the Committee shall be outside directors who are considered independent under Rule 10A-3 of the Securities Exchange Act of 1934.

Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert” as defined by SEC rules.

Members shall not serve on more than three public company audit committees simultaneously unless the Company’s Board of Directors determines that it does not believe that such service would impair the member’s ability to effectively serve on the Committee.

The Committee shall meet at least quarterly or more frequently if the Committee deems it to be necessary. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent registered public accountants. The Committee shall report regularly to the Board of Directors with respect to its activities.

Purpose

The purpose of the Committee is to:

•

Provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (i) the financial reports and other written financial information filed by the Company with the SEC; (ii) the quality and integrity of the Company’s financial statements; (iii) the effectiveness of the Company’s internal control over financial reporting; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the independence and performance of the Company’s internal audit function and independent registered public accountants.

•	Prepare the Audit Committee Report which the SEC proxy rules require to be included in the Company’s annual proxy statement.

The Committee has the authority to retain and compensate such outside legal, accounting or other advisors, as it considers necessary or appropriate in discharging its responsibilities under this Charter.

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining internal control over financial reporting. The independent registered public accountants are responsible for auditing the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements. The Committee will monitor the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate and that all such responsibilities may not be applicable to any give circumstance. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

•

The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the auditor regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent registered public accountants must report directly to the Committee.

•

At least annually, the Committee shall obtain and review a report by the independent registered public accountants describing: (i) the firm’s internal quality control procedures; (ii) any materials issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accountants and the Company (to assess the auditors’ independence), consistent with Independence Standards Board Standard No. 1.

•

After reviewing the foregoing report and the independent registered public accountants’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of the management and the Company’s personnel responsible for the internal audit function.

•

The Committee shall determine that the independent register public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•

The Committee shall pre-approve all audit and non-audit services provided by the independent registered public accountants, including specific pre-approval of internal control-related services, and shall not engage the independent registered public accountants to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval is delegated must be presented to the full Committee at its next scheduled meeting.

•

The Committee shall discuss with the internal auditors and the independent registered public accountants the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation. The internal auditors must report directly to the Committee.

•

The Committee shall regularly review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restriction on the scope of the independent registered public accountants’ activities or access to restricted information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company that is in addition to their audit report on effectiveness of internal control over financial reporting.

•

The Committee may meet with the independent registered public accountants and management in separate executive sessions, as appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately with the Committee.

•

The Committee shall meet to review and discuss the quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB).

•

The Committee shall meet to review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Annual Report on Form 10-K. Also, the Committee shall discuss the results of the annual audit and any matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB.

•

The Committee shall receive and review a report from the independent registered public accountants, prior to the filing of the Company’s Annual Report on Form 10-K, on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

•	The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

•

The Committee shall review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants’ report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting.

•

The Committee shall discuss with management, the internal auditors, and the independent registered public accountants management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weakness identified.

•

The Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control financial reporting and any differences between management’s assessment of the deficiencies and the independent registered public accountants’ assessment of the deficiencies. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weakness and management’s remediation plans are clear and complete.

•	The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

•

The Committee shall discuss with management, the internal auditors, and the independent registered public accountants any (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

•	The Committee shall review with senior management the Company’s overall anti fraud programs and controls.

•

The Committee shall review the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, including receiving reports from the Chief Compliance Officer, and shall review with management its periodic evaluation of the effectiveness of such programs. The

Committee shall review the Company’s code of conduct and programs. The Committee shall receive any corporate attorney’s reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

•

The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure.

•

The Committee shall review the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by (whistleblowers) employees of the Company.

•	The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet SEC regulations.

•

The Committee shall determine the appropriate funding needed by the Committee for payment of: (1) compensation to the independent registered public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The Committee also shall discuss with the independent registered public accountants the accountants’ observations related to the effectiveness of the Committee.

•	The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors.

•	The Committee will serve as a direct line of reporting for the Company’s Internal Audit function.

Actions of the Committee

A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

Rules and Regulations

The Audit Committee may establish and adopt for itself any rules and regulations it deems appropriate.

Limitation of the Committee’s Role

Although the Committee has the duties and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations, which is the responsibility of management and the independent registered public accountants.

Appendix C

GOVERNANCE COMMITTEE CHARTER

The PBSJ Corporation Board of Directors has established a Corporate Governance Committee (“the Committee”) charged with the responsibility to recommend governance practices for the Corporation and subsidiary boards. The Committee shall also bear the responsibility, through a sub-committee specifically created with this purpose, for identifying, vetting, and recommending prospective new directors for the Corporation Board. The specific purpose, composition, authority, and responsibilities of the Governance Committee are set forth below:

Composition and Organization

The Committee shall consist of seven (7) members appointed by the Chairman of the Corporation with input from the Corporation Board. The Chairman of the Corporation shall select a committee chairman from those appointed. The committee chairman shall be a member of the Corporation Board. Committee membership may be selected from the Corporation Board and from senior employees from any of the subsidiary companies. Committee advisors may be appointed by the committee chairman.

Meetings

The chairman shall schedule and conduct meetings as required to achieve the Committee’s mission and charter. At the discretion of the chairman, meetings may be conducted either in person or telephonically. The frequency and duration of committee meetings shall be determined by the chairman, in consultation with the Committee members.

Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities. The committee may establish and delegate authority to subcommittees, which shall serve either in an ad hoc or standing capacity.

Responsibilities

The Committee shall be responsible for recommending to the Board of Directors all manner of governance principles, policies, and practices required to effectively govern the Corporation. The Committee shall also review established principles, policies, and practices on an annual basis and make recommendations to the Board of Directors for appropriate governance changes to keep pace with the Corporation’s strategic plan(s) and mission. Specific responsibilities shall be as set forth below, or as directed by the Corporation Board. The Committee shall:

1.	Become, and remain, fully familiar with operations of the Corporation to better understand governance needs.

2.	Study and monitor successful governance methods, techniques, and models used by other corporations with similar cultures, ownership, and growth.

3.	Identify and examine needs for different levels of governance for the Corporation and operating subsidiaries to carry-out the Corporation’s strategic plan(s) and mission.

4.	Recommend foundation tenets and governance guidelines for the Corporation and all subsidiaries.
5.	Monitor compliance with established tenets and guidelines, and periodically review and recommend appropriate revisions.

6.	Recommend board structure and responsibilities for the Corporation and subsidiaries.

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7.	Recommend director responsibilities for the Corporation and subsidiary boards.

8.	Upon receipt of draft strategic and financial planning recommendations from other Corporation board committees, develop draft governance plans to implement the proposed plans for the corporation.

9.	Create a standing subcommittee charged with the responsibility to establish qualifications and recommend qualified directors for the Corporation.

10.	Establish, articulate, and recommend qualifications, skills, and other desired background and selection criteria for members of the Board. Such criteria shall include, among other things, integrity, independence, diversity, extent of experience, length of service, number of other board and committee memberships, leadership qualities, and the ability to exercise sound judgment. These criteria are to be approved and annually reviewed by the Board.

11.	Annually present to the Corporation Board a list of individuals recommended for nomination for election to the Board at the annual meeting of the shareholders. Review and consider shareholder recommended candidates for nomination to the Board.

12.	Before recommending an incumbent, replacement, or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

13.	Assist in identifying, interviewing, and recruiting candidates for the Board.

14.	Conduct an annual self-evaluation of the Committee’s performance, and report the findings and recommendations to the Corporation Board.

15.	Annually evaluate and report findings to the Corporation Board regarding the performance and effectiveness of the Board.

16.	Regularly review and make recommendations, as deemed appropriate, for changes to the charter of the Committee.

17.	Prepare and present conclusions and recommendations on all Committee actions to the Corporation Board.

Actions of the Committee

A majority of the Committee shall constitute a quorum, and the action of the members of the Committee in attendance at any meeting at which a quorum is present, or acts unanimously adopted in writing without holding a meeting, shall be the acts of the Committee. The Committee shall have the authority to delegate any of its responsibilities to the Committee chairman or subcommittees, management, or third parties, as the Committee may deem appropriate.

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Appendix D

COMPENSATION COMMITTEE CHARTER

Execution of Charter

This Compensation Committee Charter was adopted by the Board on December 15, 2006 and replaces the previous plan document created on November 3, 2004.

Purpose

The Compensation Committee’s purpose is to discharge the Corp Board’s fiduciary responsibilities relating to compensation of the Company’s executives and to oversee and advise the Corp Board on the adoption of policies that govern the Company’s executive compensation and benefit programs.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants, or other experts or consultants, as it deems appropriate, including sole authority to approve the fees and other retention terms for such persons. Further, the Committee will be supported by the PBSJ Corporation’s compensation department in the procurement and/or production of relevant reports or related analyses. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Except as otherwise delegated by the Corp Board or the Committee, the Committee will act on behalf of the Corp Board. The Committee will serve as the “Committee” established to administer equity-based compensation and employee benefit plans for Executives, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing stock grants, in accordance with the terms of those plans.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain duties on its behalf including, to the extent permitted by applicable law, the delegation to a subcommittee of at least two directors the authority to grant equity awards.

Membership

The membership of the Committee consists of three directors, each of whom shall (a) be a “non-management director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (b) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Corp Board appoints the members of the Committee and the chairperson. The Corp Board may remove any member from the Committee at any time with or without cause.

Compensation for Committee Members:

Committee members are compensated at the daily rate agreed to as part of their Non-management Director compensation packages, which are established and defined by the Corporation Board. Committee members are approved to purchase up to 10,000 shares of company stock per year beginning in FY 2007.

Committee Meetings and Actions

The Committee meets approximately four times per year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will meet periodically in executive session without Company

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management present. The Committee will cause to be kept adequate minutes of its proceedings, and will report on its actions and activities at the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Florida.

Duties and Responsibilities

•	Periodically reviews the Company’s philosophy regarding executive compensation and counsels with the CEO relative to different compensation approaches;

•

Annually reviews market data to assess the Company’s competitive position for the three components of executive compensation (base salary, annual incentives, and long-term incentives) by reviewing executive compensation surveys, compiled by third-party consultants and in which the Company participates, of the Performance Peer Group and others in the Engineering industry and reviews supplemental general industry compensation information;

•

Make recommendations to the Board regarding incentive compensation plans and stock-related plans (including specific provisions) in which the CEO and other senior executives and key employees may be participants, including, but not limited to:

•	approving guidelines and general size of overall stock grants (restricted stock);

•	interpreting the plan documents;

•	determining rules and regulations relating to the plans;

•	modifying or canceling existing stock grants;

•	designating employees eligible to participate in the long-term incentive plans; and

•	imposing limitations, restrictions and conditions upon any award as the Committee deems appropriate;

•	Assures that total compensation paid to the Company’s principal officers is reasonable and appropriate;

•	Assures that any payments under the long-term incentive plans are in conformance with any restrictions placed thereon by the Board and shareholders;

•	Reviews recommendations made by the CEO for the compensation of the Company’s principal executives; and

•	Annually issues a report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s proxy statement.

Glossary of Terms

Board—reference to the Board herein refers specifically to PBSJ Corp Board.

Executive—reference to executives herein refers specifically to members of the Corp Board and the Chief Financial Officer.

Stock Grants—the granting of a specific amount of stock to an individual by the firm, most typically in the form of restricted stock.

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Appendix E

GOVERNANCE COMMITTEE

NOMINATING SUB-COMMITTEE CHARTER

The PBSJ Corporation Governance Committee has established a Nominating Sub-committee (“the Sub-committee”) responsible for the overall process of identifying, vetting, and recommending qualified employee individuals for Corporation and all operating subsidiary company boards of directors, when directed by The PBSJ Corporation Board, through its Governance Committee. The Nominating Sub-committee shall have the composition, purpose, authority and responsibility set forth below:

Composition and Organization

The Sub-committee shall consist of an uneven number of members, but no less than five (5) selected from the Corporation Board, subsidiary company boards, and shareholders at-large. Sub-committee members and the Sub-committee Chairperson shall be designated annually by the Governance Committee. The composition of the Sub-committee shall be:

a) At least one executive director from the Corporation Board and each subsidiary board.

b) At least one independent director from the Corporation Board, who will also serve as the Chairman of the Sub-committee.

c) At least 2 at-large shareholders.

d) If this composition results in an even number of members, the Governance Committee will select another executive director from a subsidiary board of the largest operating subsidiary.

e) The Governance Committee may appoint advisors from time to time to assist the Sub-committee.

Confidentiality

All members of the Nominating Sub-committee will be bound by a written Confidentiality Agreement specifying the absolute confidentiality of actions on this sub-committee, signed prior to any work by each member.

Meetings

The Sub-committee shall meet as often as its members deem necessary to perform the Sub-committee’s responsibilities. At the discretion of the chairman, meetings may be conducted either in person or telephonically. The frequency and duration of Sub-committee meetings shall be determined by the chairman, in consultation with the Sub-committee members.

Authority

The authority of this Nomination Sub-committee is limited to the work necessary to recommend candidates to the Governance Committee to fill vacant non-independent executive director positions as directed by the Board of Directors of The PBSJ Corporation. Further, as directed by The PBSJ Corporation Board of Directors, the Sub-committee will evaluate, perform background checks, inform, educate, and prepare for election, any non-independent candidates considered and ultimately chosen by the Board from the nominees provided through this sub-committee. Further, as directed by the Governance Committee, the Sub-committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority, as it deems appropriate, to retain and terminate outside counsel, other experts or consultants, and to approve the firm’s fees and other retention terms.

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Responsibilities

Using the guidelines, qualifications, and process prepared by the Governance Committee of The PBSJ Corporation Board of Directors, the Nominating Sub-Committee shall:

a) Develop a list of not more than three suggested names of potential new executive directors for any open position assigned by the Governance Committee to be filled.

b) Compare the qualifications of each candidate against approved qualifications for an internal executive director for the particular board for which the nomination is being made to assure that each candidate meets all qualifications.

c) Substantiate with written documentation the qualifications and background of each candidate put forth.

d) When directed by the Chairman of the Governance Committee, the Nominating Sub-committee will contact the proposed candidate for any open position and:

i) Determine their interest in accepting the nomination;

ii) Obtain additional information, as deemed appropriate or requested by the Governance Committee or the Board, to substantiate, verify, or augment a candidate’s qualifications;

iii) Secure a written Confidentiality Agreement from the individual concerning all communications on Board activities and on this process.

iv) Gain their permission to perform background checks, as appropriate;

v) Meet with the individual to describe, in detail, all aspects of the responsibility, authority, and liability associated with being an elected director;

vi) Identify any potential conflicts of interest that could exist with the person filling this role;

vii) Inform the individual of the election process and procedures; and

viii) Educate the individual, as appropriate, with regard to the history of applicable board decisions, the nature of board responsibilities, the expectations associated with serving in the role, board compensation, and director insurance provisions.

e) Submit each name, confidentially, in writing, to the Chairman of the Governance Committee, with documentation, prior to contacting any of the individuals being proposed for nomination.

f) Develop and periodically review and recommend to the Governance Committee appropriate revisions to the nominating process.

g) Regularly review and make recommendations about the changes to the charter of the Nominating Sub-committee.

h) Obtain or perform an annual evaluation of the Sub-committee’s performance and make applicable recommendations.

Actions of the Committee

A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

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THE PBSJ CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Friday, June 22, 2007

5:30 p.m. (local time)

Hilton Austin

The PBSJ Corporation

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 22, 2007.

The undersigned hereby appoints JOHN B. ZUMWALT III and TODD J. KENNER, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The PBSJ Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of The PBSJ Corporation to be held on Friday, June 22, 2007, at the Hilton Austin, at 5:30 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

(Continued and to be marked, dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 21, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pbsj/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 21, 2007.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The PBSJ Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

The Board of Directors Recommends a Vote FOR Items 1 through 3.

1.	To elect directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

		FOR	AGAINST	ABSTAIN
A.	John B. Zumwalt III	☐	☐	☐
B.	Todd J. Kenner	☐	☐	☐
C.	Wayne J. Overman	☐	☐	☐
D.	Robert J. Paulsen	☐	☐	☐
E.	William D. Pruitt	☐	☐	☐
F.	Phillip E. Searcy	☐	☐	☐
G.	Frank A. Stasiowski	☐	☐	☐

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007.	☐	For	☐	Against	☐	Abstain

3.	To authorize the Company to execute an agreement with a retiring shareholder to redeem his 165,290 shares, exclusive of his shares owned through the PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, in blocks of 54,567, 10,940, 33,261, 33,261 and 33,261 shares during the stock purchase window in 2007, 2008, 2009, 2010 and 2011, respectively, at a price determined at the September 30 valuation immediately preceding each of the respective year’s redemption.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the internet and how you can request a mailed copy. Check the box to the right if you would be interested in receiving future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice.	☐

Address Change? Mark Box ☐ Indicate changes below:

Date , 2007

Signature(s) in Box

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.